CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Complete and partial portfolio holdings – arrangements to disclose to service providers and fiduciaries” and “Independent registered public accounting firm” in the Registration Statement, dated August 22, 2025, and included in this Post-Effective Amendment No. 68 to the Registration Statement (Form N-1A, File No. 811-22078) of Master Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated June 24, 2025, with respect to the financial statements and financial highlights of Master Trust (comprising Government Master Fund, Treasury Master Fund, Prime CNAV Master Fund and 100% US Treasury Master Fund, four of the funds constituting Master Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended April 30, 2025, into this Registration Statement filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, NY

August 21, 2025